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                                                                    Exhibit 2(s)

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and trustees of New Colony Investment Trust, a statutory trust formed under the laws of the State of Delaware (the "Trust") constitutes and appoints, jointly and severally, John Driscoll, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement of the Trust or any current or future series thereof and any other filings in connection therewith, and to file the same, with all exhibits thereto and all documents in connection therewith, under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the offering of the shares of the Trust or any current or future series thereof, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


                                                    /s/ Simon Scott
                                                 -------------------------------
                                                 Name:  Simon B. Scott
                                                 Title: Trustee

                                                    /s/ John Shiry
                                                 -------------------------------
                                                 Name:  John D. Shiry
                                                 Title: Trustee


                                                    /s/ Richard Zarzeczny
                                                 -------------------------------
                                                 Name:  Richard J. Zarzeczny
                                                 Title: Trustee

                                                    /s/ David Woods
                                                 -------------------------------
                                                 Name:  David R. Woods
                                                 Title: Trustee


ACKNOWLEDGED:


   /s/ John Driscoll
----------------------------
Name:  John Driscoll
Title: President and Trustee